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EXHIBIT 99.1


                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
             (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF
                          TITLE 18, UNITED STATES CODE)


     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Insignia Financial Group, Inc. 401(k) Retirement Savings Plan (the "Plan"), does hereby certify, to the best of such officer's knowledge, information and belief, that:

     The Report on Form 11-K for the year ended December 31, 2002 (the "Form 11-K") of the Plan fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 11-K fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.



Dated:  June 30, 2003
                                       /s/ Adam B. Gilbert
                                       ---------------------------------------
                                       Adam B. Gilbert
                                       Member of Benefits Committee and
                                       Executive Vice President of
                                       Insignia Financial Group, Inc. (issuer)




Dated: June 30, 2003
                                       /s/ James A. Aston
                                       ---------------------------------------
                                       James A. Aston
                                       Chief Financial Officer of
                                       Insignia Financial Group, Inc. (issuer)